SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

  HSBC USA Inc.

(Exact name of registrant as specified in its charter)

Maryland	13-2764867
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)
452 Fifth Avenue
New York, New York	10018
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:   333-133007

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

ELEMENTS Linked to the S&P Commodity Trends Indicator ― Total Return due June 16, 2023	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

(None)

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” in the Registrants’ Prospectus dated April 5, 2006 included in the Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (Registration No. 333-133007), and the information under the heading “Description of the Notes” in the Registrant’s Prospectus Supplement dated October 12, 2007 as filed with the Commission on October 12, 2007 pursuant to Rule 424(b)(2) under the Securities Act.  Reference is also made to the description of the securities contained in the final Pricing Supplement to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, which will contain the final terms of the securities and is deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Exhibit Description

4.1
Indenture between HSBC USA Inc. and Deutsche Bank Trust Company Americas, as trustee, dated as of March 31, 2006 (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed on April 5, 2006 (Registration No. 333-133007)).

4.2	Form of Note.*

* Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HSBC USA INC.

By:	/s/ Todd Fruhbeis
Name: Todd Fruhbeis
Title: Managing Director

Date: June 10, 2008

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

HSBC USA INC.

EXHIBITS
TO
FORM 8-A DATED JUNE 10, 2008

INDEX TO EXHIBITS

Exhibit No.
4.1
Indenture between HSBC USA Inc. and Deutsche Bank Trust Company Americas, as trustee, dated as of March 31, 2006 (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed on April 5, 2006 (Registration No. 333-133007)).

4.2	Form of Note.*

* Filed herewith

2